EXHIBIT 32

         CERTIFICATIONS PURSUANT TO
         18 U.S.C. SECTION 1350


        In connection with the Quarterly Report of BorgWarner Inc. (the "Company") on Form 10-Q for the period ended September 30, 2004 (the
        "Report"), each of the undersigned officers of the Company certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section
        1350, that to the best of such officer's knowledge:

        (1)  the Report fully complies with the
        requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)  the information contained in the Report
        fairly presents, in all material respects, the financial condition and results of operations of the Company.


        Dated:    November 9, 2004


        /s/ Timothy M. Manganello
        Timothy M. Manganello
        Chairman & Chief Executive Officer



        /s/ Robin J. Adams
        Robin J. Adams
        Executive Vice President, Chief Financial Officer
         & Chief Administrative Officer



        A signed original of this written statement required by Section 906 has been provided to BorgWarner Inc. and will be retained by BorgWarner
        Inc. and furnished to the Securities and Exchange
        Commission or its staff upon request.